UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 18, 2007

CINCINNATI BELL INC.

(Exact name of registrant as specified in its charter)

Ohio	1-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 East Fourth Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 397-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Cincinnati Bell Inc.

Section 2 - Financial Information

Item 2.02	Results of Operations and Financial Condition

Beginning in the second quarter of 2007, Cincinnati Bell Inc. (the “Company”) realigned its reportable business segments to be consistent with changes to its management structure and reporting. The Company now has three segments: Wireline, Wireless and Technology Solutions. The Wireline segment combines the operations of Cincinnati Bell Telephone LLC and Cincinnati Bell Extended Territories LLC, which were formerly included in the Local segment, and the operations of Cincinnati Bell Any Distance, Cincinnati Bell Complete Protection, the Company’s payphone business and Cincinnati Bell Entertainment, which were formerly included in the Other segment. The Broadband segment, which does not have any substantive on-going operations, has been eliminated. The remaining liabilities associated with the former broadband operations are now included in Corporate activities. The Wireless and Technology Solutions segments were not impacted by the segment realignment. The historical results for 2005, 2006 and 2007 through June 30, 2007, reflecting the new segment reporting, are attached as Exhibit 99.1. These changes and reclassifications had no effect on the Company’s reported net income. The information contained in Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 99.1	Revised segment reporting for 2005, 2006 and 2007 through June 30, 2007

2

Form 8-K	Cincinnati Bell Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

	By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President, General Counsel and Secretary

Date: September 18, 2007

3

Exhibit Index

Exhibit No.	Exhibit
99.1	Revised segment reporting for 2005, 2006 and 2007 through June 30, 2007